Exhibit 99.1

            Charles River Laboratories Announces Second-Quarter 2006
                       Results from Continuing Operations


    WILMINGTON, Mass.--(BUSINESS WIRE)--Aug. 8, 2006--Charles River Laboratories International, Inc. (NYSE: CRL)

    - Net Sales Increase of 6.8% on Preclinical Services Growth of
      14.1% -

    - GAAP EPS of $0.46 and Non-GAAP EPS of $0.57 -

    - Non-GAAP EPS Increase 21% from $0.47 in First Quarter of 2006 -

    - Benefit of Strategic Initiatives Drives Operating Efficiency -

    Charles River Laboratories International, Inc. (NYSE: CRL) today reported second-quarter and year-to-date 2006 financial results. Beginning this period, the Company is reporting results from continuing operations, reflecting its strategic portfolio realignment to focus on its core competencies in research models and preclinical services. As a result of the of the intended sale of the Clinical Phase II - IV business and closure of the Interventional and Surgical Services (ISS) business (announced on May 9, 2006), these businesses are now reported as discontinued operations, and the Company has reclassified historical comparisons accordingly.
    Net sales from continuing operations increased 6.8% in the second quarter of 2006, to $267.9 million from $250.9 million in the second quarter of 2005. The sales increase was driven by strong Preclinical Services sales, while sales from Research Models & Services (RMS) were unchanged from the second quarter of 2005. GAAP earnings from continuing operations were $0.46 per diluted share, compared to $0.43 per diluted share in the second quarter of last year, and on a non-GAAP basis, earnings from continuing operations were $0.57 per diluted share, compared to $0.55 per share in the prior period. On a sequential basis, non-GAAP earnings from continuing operations increased 21.3% from $0.47 per diluted share reported in the first quarter of 2006, and GAAP earnings from continuing operations increased 17.9% from $0.39 per diluted share.
    "We are very pleased with the progress we achieved during the second quarter," said James C. Foster, Chairman, President and Chief Executive Officer. "Exceptional sales growth in the Preclinical Services segment, due in part to new capacity, stable pricing, an optimal study mix and improved operating efficiency, translated into stronger sales and operating income growth for the quarter. In the RMS segment, we saw improvement in Vaccine product sales and another strong quarter for our In Vitro business, however, ongoing cost reductions by several large pharmaceutical customers limited research model sales."
    Mr. Foster continued, "At Charles River, we remain committed to further strengthening our core businesses, by executing our planned capacity expansion, increasing operational efficiencies, and enhancing our management team and scientific expertise. During the balance of this year, we will continue to focus on these key initiatives as a means to advance our goal of building a stronger foundation for our business, our customers, and our shareholders over the long term."

    Second-Quarter Results

    Net sales from continuing operations increased 6.8% to $267.9 million in the second quarter of 2006, compared to $250.9 million in the same period in 2005.
    On a GAAP basis, net income from continuing operations was $32.8 million, or $0.46 per diluted share, for the second quarter of 2006, compared to $31.0 million, or $0.43 per diluted share, for the second quarter of 2005. In accordance with Statement of Financial Accounting Standards No. 123R (SFAS 123R), "Share-Based Payment," which the Company adopted on January 1, 2006, second-quarter 2006 results included $3.3 million, or $0.03 per share, of stock option expense.
    On a non-GAAP basis, net income from continuing operations was $40.9 million for the second quarter of 2006, an increase of 2.6% from $39.9 million for the same period in 2005. Second-quarter earnings per diluted share on a non-GAAP basis were $0.57, compared to $0.55 per share in the second quarter of 2005. Non-GAAP net income and earnings per share for the second quarter of 2006 excluded the following planned charges which were recorded during the period:

    -- $5.3 million, or $0.05 per diluted share, for cost-saving initiatives. In the RMS segment, the charges were $2.3 million for closure of two small vaccine facilities and a management consolidation in the Transgenic Services business. In the Preclinical Services segment, the charges were $3.0 million, for headcount reductions, primarily in the Montreal facility, and closure of a small Interventional and Surgical Services operation in Ireland.

    -- $8.6 million, or $0.08 per share, of amortization and stock-based compensation costs associated with the acquisition of Inveresk.

    Non-GAAP results for the second quarter of 2005 excluded $12.9 million, or $0.11 per diluted share, for Inveresk-related amortization and compensation costs.
    Including a loss of $7.0 million from discontinued operations, consolidated net income for the second quarter of 2006 was $25.7 million, or $0.36 per diluted share, compared to $31.9 million, or $0.44 per diluted share, in the second quarter of 2005.

    Research Models and Services (RMS)

    Sales for the RMS segment were $130.8 million in the second quarter of 2006, unchanged from the second quarter of 2005. Strong sales of Vaccine and In Vitro products were offset by slower sales of research models in Europe and the United States and Transgenic Services, as a result of certain large pharmaceutical customers' efforts to reduce costs. In addition, foreign exchange reduced net sales by 0.6%.
    In the second quarter of 2006, the RMS segment's gross and operating margins were lower than in the second quarter of last year, reflecting slower sales of research models, continuing softness in Transgenic Services, and $1.3 million associated with the adoption of SFAS 123R. In addition, charges of $2.3 million associated with cost-saving initiatives in the second quarter reduced the GAAP operating margin. On a GAAP basis, the segment's gross margin was 42.4%, compared to 44.1% for the second quarter of 2005, and the operating margin was 29.1%, compared to 32.9% for the same period last year. On a non-GAAP basis, which excludes the charges associated with cost-saving initiatives, the operating margin was 30.8%. Costs of SFAS 123R reduced the second-quarter 2006 GAAP and non-GAAP operating margins by 0.9% and 1.0%, respectively.
    On a sequential basis, the RMS gross margin declined to 42.4% from 43.3% in the first quarter of 2006. The GAAP operating margin declined to 29.1% from 31.4%, and on a non-GAAP basis, the operating margin declined to 30.8% from 31.4% in the first quarter of 2006. Lower sales of research models in Europe and the United States were the primary drivers of the decline.

    Preclinical Services

    Results for the Preclinical Services segment now include the Phase I Clinical business, and historical results have been restated accordingly.
    Second-quarter net sales for the Preclinical Services segment were $137.0 million, an increase of 14.1% from the $120.1 million in the second quarter of 2005. Sales were driven by a number of factors including: strong demand across the Company's largest facilities; a favorable study mix, particularly in Montreal; new capacity brought on line in the second quarter in existing facilities in Edinburgh, Massachusetts and Nevada; and higher sales of Discovery Services in Massachusetts.
    On a GAAP basis, the Preclinical segment's gross margin was 37.7%, up from 36.5% for the second quarter of 2005. The operating margin improved to 16.4% from 15.5%. Significantly higher sales and improved operating efficiencies offset the $3.0 million charge for cost-saving initiatives and $1.6 million cost associated with adoption of SFAS 123R. On a non-GAAP basis, which excludes $8.5 million of amortization related to the Inveresk acquisition and charges associated with cost-saving initiatives, the second-quarter operating margin increased to 24.8% compared to 24.3% for the second quarter of 2005. Non-GAAP operating income for the second quarter of 2005 excluded amortization and compensation charges related to Inveresk of $10.6 million. The GAAP and non-GAAP operating margins increased in the second quarter of 2006 despite the costs associated with SFAS 123R, which reduced the GAAP and non-GAAP operating margins by 1.2%.
    On a sequential basis, the Preclinical gross margin increased to 37.7% from 31.7% in the first quarter of 2006. The GAAP operating margin increased to 16.4% from 11.0% and on a non-GAAP basis, the operating margin increased to 24.8% from 17.6% in the first quarter of 2006. The increases were driven by higher sales growth and improved operating efficiency.

    Six-Month Results

    For the first six months of 2006, net sales from continuing operations increased by 6.0% to $522.0 million, compared to $492.3 million in the same period in 2005. The negative effect of foreign exchange reduced the six-month growth rate by approximately 1.6%.
    On a GAAP basis, net income from continuing operations was $61.3 million, or $0.84 per diluted share, for the first half of 2006, compared to $59.4 million, or $0.84 per diluted share, for the same period in 2005. In accordance with SFAS 123R, first-half 2006 results included $6.7 million, or $0.06 per share, of stock option expense.
    On a non-GAAP basis, net income from continuing operations was $75.2 million, or $1.03 per diluted share, for the first six months of 2006, compared to $77.4 million, or $1.08 per diluted share, for the same period in 2005. For the first six months of 2006, non-GAAP net income excluded the following charges:

    -- $5.3 million, or $0.05 per diluted share, for cost-saving initiatives.

    -- $17.2 million, or $0.16 per share, of amortization and stock-based compensation costs associated with the acquisition of Inveresk.

    Non-GAAP net income for the first half of 2005 excluded Inveresk-related charges of $26.1 million, or $0.24 per diluted share.
    Including a loss of $135.7 million from discontinued operations, $129.2 million of which resulted from the goodwill impairment recorded in the first quarter of 2006 related to the intended sale of the Clinical Phase II - IV business, the consolidated net loss for the first six months of 2006 was $74.4 million, or $1.02 per diluted share, compared to net income of $59.5 million, or $0.84 per diluted share, for the same period in 2005.

    Research Models and Services (RMS)

    For the first six months of 2006, RMS net sales were $259.8 million, slightly higher than the first-half 2005 net sales of $258.7 million, but an increase of 2.6% when excluding the negative effect of foreign exchange. The RMS segment gross margin was 42.9% in the first half of 2006, compared to 44.2% for the year-ago period, and the operating margin was 30.2% compared to 33.0%. On a non-GAAP basis, which excluded the $2.3 million charge associated with cost-saving initiatives, the operating margin was 31.1%, compared to 33.0% in the first six months of 2005. Costs of $2.7 million related to SFAS 123R reduced the GAAP and non-GAAP operating margins for the first half of 2006 by 1.0%.

    Preclinical Services

    For the first six months of 2006, Preclinical net sales were $262.2 million, an increase of 12.2% over first-half 2005 net sales of $233.6 million. Both the gross and operating margin were affected by the $3.0 million charge for cost-saving initiatives. On a GAAP basis, the Preclinical segment gross margin was 34.8% in the first half of 2006, compared to 35.7% in the year-ago period, and the operating margin was 13.9% compared to 13.6%. On a non-GAAP basis, the operating margin was 21.4% in the first half of 2006 compared to 22.8% in the in the year-ago period. On a year-to-date basis, the cost of SFAS 123R was $3.5 million, which reduced the GAAP and non-GAAP operating margins by 1.3%.

    Stock Repurchase Program

    Charles River presently has a stock repurchase authorization in place from its Board of Directors which provides for the purchase of up to $300.0 million of its common stock. The Company repurchased stock under this authorization pursuant to a Rule 10b5-1 plan initiated in August 2005. Stock repurchases made under this plan totaled approximately 0.9 million shares at a cost of $37.5 million through June 5, 2006, the date on which the Rule 10b5-1 plan was cancelled.
    In the second quarter of 2006, as previously announced, the Company closed the sale of $350 million of Convertible Senior Notes due in 2013. Concurrent with the sale of those notes, the Company repurchased approximately 3.7 million shares at a cost of $148.9 million. Combined with stock repurchases made under the 10b5-1 plan, the Company has repurchased a total of approximately 4.6 million shares at a cost of $186.4 million. There are currently no specific plans for the shares that have been or may be purchased under the authorization. As of July 1, 2006, Charles River had approximately
68.3 million shares of common stock outstanding.
    The Company intends to implement an accelerated stock repurchase
(ASR) program in the third quarter of 2006. Under the ASR program, the Company expects to repurchase approximately $75.0 million of common stock, which would leave a balance of approximately $39.0 million available for repurchases under the current authorization.

    Guidance

    The Company continues to maintain its forward-looking non-GAAP guidance based on continuing operations for 2006, which was originally provided with the first-quarter financial results on May 9, 2006. The 2006 GAAP guidance for continuing operations has been revised to reflect the reclassification to discontinued operations of the first-quarter 2006 Clinical Phase II - IV goodwill impairment charge of $129.2 million, or $1.81 per diluted share. In addition, a portion of the amortization and compensation charges related to Inveresk has been reclassified to discontinued operations, as the charges were related to the Clinical Phase II - IV business.



2006 GUIDANCE (from continuing operations)                REVISED
----------------------------------------------------------------------
Net sales growth (in %)                                        6% - 8%
Sales ($ in millions)                                 $1,050 - $1,075
GAAP EPS estimate                                       $1.73 - $1.79
Q2 cost-saving initiatives                                      $0.05
Inveresk amortization and compensation charges                  $0.34
                                                      ----------------
Non-GAAP EPS estimate                                   $2.12 - $2.18
----------------------------------------------------------------------


    Mr. Foster concluded, "While we do not expect the pressures impacting our pharma customers to improve in the near term, we believe that their growing emphasis on strategic outsourced services, the value of the essential products and services we provide and the strong relationships we maintain with our customers will enable us to achieve our goals for 2006."

    Webcast

    Charles River Laboratories has scheduled a live webcast on Wednesday, August 9, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations to comparable GAAP measures on the website. The webcast will be available until 5:00 p.m. ET on August 23, 2006.

    Use of Non-GAAP Financial Measures

    This press release contains non-GAAP financial measures which exclude, among other items, amortization of intangible assets and other charges related to the Inveresk acquisition, goodwill impairment charges taken with respect to our Phase II - IV Clinical business, and strategic cost-saving initiatives. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. We believe that the inclusion of non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. Non-GAAP results also allow investors to compare the Company's operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to, this press release, and can also be found on the Company's website at ir.criver.com.

    Caution Concerning Forward-Looking Statements

    This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "will," "may," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the future demand for drug discovery and development products and services, including the outsourcing of these services; the impact of specific actions intended to improve overall operating efficiencies and profitability, particularly with respect to the Transgenic Services and Montreal businesses; the intended divestiture of the Company's Phase II - IV Clinical Services business; expectations regarding future stock option, restricted stock and other equity grants to the Company's employees and directors; expectations regarding stock repurchases, including the possible implementation of an ASR program; the timing of the opening of new and expanded facilities; future cost reduction activities by our customers; and Charles River's future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth, efficiency improvements and operating synergies. Forward-looking statements are based on Charles River's current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully divest the Phase II - IV Clinical Services business without diverting attention or resources from the Company's core businesses; a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on March 14, 2006, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

    About Charles River Laboratories

    Charles River Laboratories, based in Wilmington, Massachusetts, is a global provider of solutions that advance the drug discovery and development process. Our leading-edge products and services are designed to enable our clients to bring drugs to market faster and more efficiently. Backed by our rigorous, best-in-class procedures and our proven data collection, analysis and reporting capabilities, our products and services are organized into two categories which span the drug development pipeline: Research Models and Services, and Preclinical Services. Charles River's customer base includes all of the major pharmaceutical companies and many biotechnology companies, government agencies and leading hospitals and academic institutions. Charles River's 8,500 employees serve clients in more than 50 countries. For more information on Charles River, visit our website at www.criver.com.



            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
        CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
           (dollars in thousands, except for per share data)

                           Three Months Ended      Six Months Ended
                         ---------------------- ----------------------
                           July 1,    June 25,    July 1,    June 25,
                             2006       2005        2006       2005

Total net sales            $267,859   $250,890    $522,000   $492,300
Cost of products sold and
 services provided          160,749    149,286     319,385    294,628
                         ---------------------- ----------------------
Gross margin                107,110    101,604     202,615    197,672
Selling, general and
 administrative              50,031     41,070      92,765     80,107
Amortization of
 intangibles                  9,377     11,476      18,452     23,080
                         ---------------------- ----------------------
Operating income (loss)      47,702     49,058      91,398     94,485
Interest income (expense)    (3,661)    (4,806)     (6,677)   (11,096)
Other, net                     (736)      (598)       (688)      (252)
                         ---------------------- ----------------------
Income before income
 taxes and minority
 interests                   43,305     43,654      84,033     83,137
Provision for income
 taxes                        9,870     12,223      21,681     22,877
                         ---------------------- ----------------------
Income before minority
 interests                   33,435     31,431      62,352     60,260
Minority interests             (654)      (422)     (1,056)      (907)
                         ---------------------- ----------------------
Income from continuing
 operations                  32,781     31,009      61,296     59,353
Income (loss) from
 discontinued businesses,
 net of tax                  (7,032)       851    (135,662)       155
                         ---------------------- ----------------------
Net income (loss)           $25,749    $31,860    $(74,366)   $59,508
                         ====================== ======================

Earnings (loss) per
 common share
Basic:
Continuing operations         $0.46      $0.44       $0.86      $0.88
Discontinued operations      $(0.10)     $0.01      $(1.89)        $-
Net income                    $0.36      $0.46      $(1.04)     $0.88
Diluted:
Continuing operations         $0.46      $0.43       $0.84      $0.84
Discontinued operations      $(0.10)     $0.01      $(1.86)        $-
Net income                    $0.36      $0.44      $(1.02)     $0.84

Weighted average number
 of common shares
 outstanding
Basic                    70,851,430 69,738,107  71,615,867 67,807,103
Diluted                  71,835,166 72,916,234  72,798,832 72,734,098



            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (dollars in thousands)

                                                July 1,     December
                                                  2006      31, 2005
Assets
Current assets
   Cash and cash equivalents                    $193,067    $114,821
   Trade receivables, net                        177,555     171,259
   Inventories                                    69,036      65,128
   Current assets held for sale                   44,179      41,256
   Other current assets                           42,546      26,858
                                              ----------- -----------
      Total current assets                       526,383     419,322
Property, plant and equipment, net               440,348     387,501
Goodwill, net                                  1,097,932   1,097,590
Other intangibles, net                           164,302     175,021
Deferred tax asset                               100,633      68,046
Long-term assets held for sale                   217,385     356,020
Other assets                                      70,103      34,709
                                              ----------- -----------
      Total assets                            $2,617,086  $2,538,209
                                              =========== ===========

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt                $36,724     $36,263
   Accounts payable                               26,813      28,727
   Accrued compensation                           35,449      38,238
Deferred income                                   82,352      95,564
Accrued liabilites                                34,450      38,625
   Current liabilities held for sale              31,968      30,414
   Other current liabilities                      27,367      43,581
                                              ----------- -----------
      Total current liabilities                  275,123     311,412
Long-term debt                                   571,808     259,902
Long-term liabilities held for sale                8,168      13,661
Other long-term liabilities                      112,189     116,503
                                              ----------- -----------
      Total liabilities                          967,288     701,478
                                              ----------- -----------
Minority interests                                 8,808       9,718
Total shareholders' equity                     1,640,990   1,827,013
                                              ----------- -----------
Total liabilities and shareholders' equity    $2,617,086  $2,538,209
                                              =========== ===========



            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
           SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)

                                 Three Months Ended  Six Months Ended
                                 ------------------ -----------------
                                 July 1,  June 25,  July 1,  June 25,
                                    2006     2005      2006     2005
Research Models and Services
  Net sales                      $130,816 $130,771  $259,788 $258,683
  Gross margin                     55,478   57,729   111,344  114,296
  Gross margin as a % of net
   sales                             42.4%    44.1%     42.9%    44.2%
  Operating income                 38,003   43,050    78,479   85,358
  Operating income as a % of net
   sales                             29.1%    32.9%     30.2%    33.0%
  Depreciation and amortization     5,237    5,047    10,272    9,920
  Capital expenditures              4,783    6,478     8,349   11,792

Preclinical Services
  Net sales                      $137,043 $120,119  $262,212 $233,617
  Gross margin                     51,632   43,875    91,271   83,376
  Gross margin as a % of net
   sales                             37.7%    36.5%     34.8%    35.7%
  Operating income                 22,530   18,596    36,318   31,766
  Operating income as a % of net
   sales                             16.4%    15.5%     13.9%    13.6%
  Depreciation and amortization    15,288   16,616    29,913   33,865
  Capital expenditures             12,620    5,115    48,441   11,967


Unallocated Corporate Overhead   $(12,831)$(12,588) $(23,399)$(22,639)


Total
  Net sales                      $267,859 $250,890  $522,000 $492,300
  Gross margin                    107,110  101,604   202,615  197,672
  Gross margin as a % of net
   sales                             40.0%    40.5%     38.8%    40.2%
  Operating income (loss)          47,702   49,058    91,398   94,485
  Operating income as a % of net
   sales                             17.8%    19.6%     17.5%    19.2%
  Depreciation and amortization    20,525   21,663    40,185   43,785
  Capital expenditures             17,403   11,593    56,790   23,759



            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                  RECONCILIATION OF GAAP TO NON-GAAP
           SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)

                                 Three Months Ended  Six Months Ended
                                 ------------------ -----------------
                                 July 1,  June 25,  July 1,  June 25,
                                    2006     2005      2006     2005
Research Models and Services
  Net sales                      $130,816 $130,771  $259,788 $258,683
  Operating income                 38,003   43,050    78,479   85,358
  Operating income as a % of net
   sales                             29.1%    32.9%     30.2%    33.0%
  Add back:
    Second-quarter actions          2,334              2,334
                                        -        -         -        -
                                 ------------------ ------------------
  Operating income, excluding
   specified charges (Non-GAAP)    40,337   43,050    80,813   85,358
  Non-GAAP operating income as a
   % of net sales                    30.8%    32.9%     31.1%    33.0%

Preclinical Services
  Net sales                      $137,043 $120,119  $262,212 $233,617
  Operating income                 22,530   18,596    36,318   31,766
  Operating income as a % of net
   sales                             16.4%    15.5%     13.9%    13.6%
  Add back:
  Amortization related to
   acquisition                      8,532   10,610    16,789   21,393
       Second-quarter actions       2,966        -     2,966 -
                                 ------------------ ------------------
  Operating income, excluding
   specified charges (Non-GAAP)    34,028   29,206    56,073   53,159
  Non-GAAP operating income as a
   % of net sales                    24.8%    24.3%     21.4%    22.8%


Unallocated Corporate Overhead   $(12,831)$(12,588) $(23,399)$(22,639)
  Add back:
  Stock-based compensation
   related to acquisition             117    2,285       402    4,676
                                        -        -         -        -
                                 ------------------ ------------------
  Unallocated corporate overhead,
   excluding specified charges
   (Non-GAAP)                     (12,714) (10,303)  (22,997) (17,963)


Total
  Net sales                      $267,859 $250,890  $522,000 $492,300
  Operating income                 47,702   49,058    91,398   94,485
  Operating income as a % of net
   sales                             17.8%    19.6%     17.5%    19.2%
  Add back:
  Amortization related to
   acquisition                      8,532   10,610    16,789   21,393
  Stock-based compensation
   related to acquisition             117    2,285       402    4,676
      Second-quarter actions        5,300        -     5,300        -
                                 ------------------ ------------------
  Operating income, excluding
   specified charges (Non-GAAP)    61,651   61,953   113,889  120,554
  Non-GAAP operating income as a
   % of net sales                    23.0%    24.7%     21.8%    24.5%

  Charles River management believes that non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company's performance. The non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.



            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
         RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
           (dollars in thousands, except for per share data)

                           Three Months Ended     Six Months Ended
                         ---------------------- ---------------------
                            July 1,   June 25,    July 1,    June 25,
                             2006       2005        2006       2005

Net income (loss)           $25,749    $31,860    $(74,366)   $59,508
Less:  Discontinued
 operations                   7,032       (851)    135,662       (155)
                         ---------------------- ----------------------
Net income from
 continuing operations       32,781     31,009      61,296     59,353
Add back:
Amortization related to
 acquisition                  8,532     10,610      16,789     21,393
Stock-based compensation
 related to acquisition         117      2,285         402      4,676
Second-quarter actions:
          Severance           2,556                  2,556
          Impairment          2,644                  2,644
          Other                 100                    100
Tax effect                   (5,791)    (3,988)     (8,595)    (8,064)
                         ---------------------- ----------------------
Net income from
 continuing operations,
 excluding specified
 charges (Non-GAAP)         $40,939    $39,916     $75,192    $77,358
                         ====================== ======================

Calculation of earnings
 per common share,
 excluding
 specified charges (Non-
 GAAP):
Net income for purposes
 of calculating earnings
 per share,
 excluding specified
 charges (Non-GAAP)         $40,939    $39,916     $75,192    $77,358
After-tax equivalent
 interest expense on 3.5%
 senior
 convertible debentures           -        295           -      1,463
                         ---------------------- ----------------------
Income for purposes of
 calculating diluted
 earnings
 per share, excluding
 specified charges (Non-
 GAAP)                      $40,939    $40,211     $75,192    $78,821
                         ====================== ======================

Weighted average shares
 outstanding - Basic     70,851,430 69,738,107  71,615,867 67,807,103
Effect of dilutive
 securities:
3.5% senior convertible
 debentures                       -  1,202,939           -  2,981,197
Stock options and
 contingently issued
 restricted stock           851,925  1,633,092   1,043,535  1,604,147
Warrants                    131,811    342,096     139,430    341,651
                         ---------------------- ----------------------
Weighted average shares
 outstanding - Diluted   71,835,166 72,916,234  72,798,832 72,734,098
                         ====================== ======================

Basic earnings (loss) per
 share                        $0.36      $0.46      $(1.04)     $0.88
Diluted earnings (loss)
 per share                    $0.36      $0.44      $(1.02)     $0.84

Basic earnings per share,
 excluding specified
 charges (Non-GAAP)           $0.58      $0.57       $1.05      $1.14
Diluted earnings per
 share, excluding
 specified charges (Non-
 GAAP)                        $0.57      $0.55       $1.03      $1.08


Charles River management believes that non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company's performance. The non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
        CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
           (dollars in thousands, except for per share data)

                                            Three Months Ended
                                          ----------------------
                                            April 1,  March 26,
                                              2006       2005

Total net sales                             $254,141   $241,410
Cost of products sold and services
 provided                                    158,636    145,342
                                          ----------------------
Gross margin                                  95,505     96,068
Selling, general and administrative           42,734     39,037
Amortization of intangibles                    9,075     11,604
                                          ----------------------
Operating income (loss)                       43,696     45,427
Interest income (expense)                     (3,016)    (6,290)
Other, net                                        48        346
                                          ----------------------
Income before income taxes and minority
 interests                                    40,728     39,483
Provision for income taxes                    11,811     10,654
                                          ----------------------
Income before minority interests              28,917     28,829
Minority interests                              (402)      (485)
                                          ----------------------
Income from continuing operations             28,515     28,344
Income (loss) from discontinued
 businesses, net of tax                     (128,630)      (696)
                                          ----------------------
Net income (loss)                          $(100,115)   $27,648
                                          ======================

Earnings (loss) per common share
Basic:
Continuing operations                          $0.40      $0.43
Discontinued operations                       $(1.80)    $(0.01)
Net income                                    $(1.40)     $0.42
Diluted:
Continuing operations                          $0.39      $0.41
Discontinued operations                       $(1.76)    $(0.01)
Net income                                    $(1.37)     $0.40

Weighted average number of common shares
 outstanding
Basic                                     71,505,478 65,876,099
Diluted                                   72,890,237 72,526,888

Reclassified to reflect continuing and discontinued operations



            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
           SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)

                                                   Three Months Ended
                                                   ------------------
                                                    April 1, March 26,
                                                       2006     2005
Research Models and Services
  Net sales                                         $128,972 $127,912
  Gross margin                                        55,866   56,567
  Gross margin as a % of net sales                      43.3%    44.2%
  Operating income                                    40,476   42,308
  Operating income as a % of net sales                  31.4%    33.1%
  Depreciation and amortization                        5,035    4,873
  Capital expenditures                                 3,566    5,314

Preclinical Services
  Net sales                                         $125,169 $113,498
  Gross margin                                        39,639   39,501
  Gross margin as a % of net sales                      31.7%    34.8%
  Operating income                                    13,788   13,170
  Operating income as a % of net sales                  11.0%    11.6%
  Depreciation and amortization                       14,625   17,249
  Capital expenditures                                35,821    6,852


Unallocated Corporate Overhead                      $(10,568)$(10,051)


Total
  Net sales                                         $254,141 $241,410
  Gross margin                                        95,505   96,068
  Gross margin as a % of net sales                      37.6%    39.8%
  Operating income (loss)                             43,696   45,427
  Operating income as a % of net sales                  17.2%    18.8%
  Depreciation and amortization                       19,660   22,122
  Capital expenditures                                39,387   12,166

Reclassified to reflect continuing and discontinued operations



            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                  RECONCILIATION OF GAAP TO NON-GAAP
           SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)

                                                    Three Months Ended
                                                    ------------------
                                                    April 1, March 26,
                                                       2006     2005
Research Models and Services
   Net sales                                        $128,972 $127,912
   Operating income                                   40,476   42,308
   Operating income as a % of net sales                 31.4%    33.1%
   Add back:
     Second-quarter actions                                -

                                                    ------------------
   Operating income, excluding specified charges
    (Non-GAAP)                                        40,476   42,308
   Non-GAAP operating income as a % of net sales        31.4%    33.1%

Preclinical Services                                       -
   Net sales                                         125,169  113,498
   Operating income                                   13,788   13,170
   Operating income as a % of net sales                 11.0%    11.6%
   Add back:
   Amortization related to acquisition                 8,257   10,783
        Second-quarter actions                             -        -
                                                    ------------------
   Operating income, excluding specified charges
    (Non-GAAP)                                        22,045   23,953
   Non-GAAP operating income as a % of net sales        17.6%    21.1%


Unallocated Corporate Overhead                       (10,568) (10,051)
   Add back:
   Stock-based compensation related to acquisition       285    2,391
                                                           -        -
                                                    ------------------
   Unallocated corporate overhead, excluding
    specified charges (Non-GAAP)                     (10,283)  (7,660)


Total
   Net sales                                         254,141  241,410
   Operating income                                   43,696   45,427
   Operating income as a % of net sales                 17.2%    18.8%
   Add back:
   Amortization related to acquisition                 8,257   10,783
   Stock-based compensation related to acquisition       285    2,391
       Second-quarter actions                              -        -
                                                    ------------------
   Operating income, excluding specified charges
    (Non-GAAP)                                        52,238   58,601
   Non-GAAP operating income as a % of net sales        20.6%    24.3%

Reclassified to reflect continuing and discontinued operations

Charles River management believes that non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company's performance. The non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
         RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
           (dollars in thousands, except for per share data)

                                                 Three Months Ended
                                                --------------------
                                                 April 1,  March 26,
                                                    2006       2005

Net income (loss)                                $(100,115)   $27,648
Less:  Discontinued operations                     128,630        696
                                                ----------------------
Net income from continuing operations               28,515     28,344
Add back:
Amortization related to acquisition                  8,257     10,783
Stock-based compensation related to acquisition        285      2,391
Second-quarter actions:                                  -          -
          Severance                                      -          -
          Impairment                                     -          -
          Other                                          -          -
Tax effect                                          (2,804)    (4,076)
                                                ----------------------
Net income from continuing operations, excluding
 specified charges (Non-GAAP)                      $34,253    $37,442
                                                ======================

Calculation of earnings per common share,
 excluding specified charges (Non-GAAP):
Net income for purposes of calculating earnings
 per share, excluding specified
 charges (Non-GAAP)                                $34,253    $37,442
After-tax equivalent interest expense on 3.5%
 senior convertible debentures                           -      1,168
                                                ----------------------
Income for purposes of calculating diluted
 earnings per share, excluding
 specified charges (Non-GAAP)                      $34,253    $38,610
                                                ======================

Weighted average shares outstanding - Basic     71,505,478 65,876,099
Effect of dilutive securities:
3.5% senior convertible debentures                       -  4,759,455
Stock options and contingently issued restricted
 stock                                           1,239,254  1,550,175
Warrants                                           145,505    341,159
                                                ----------------------
Weighted average shares outstanding - Diluted   72,890,237 72,526,888
                                                ======================

Basic earnings (loss) per share                     $(1.40)     $0.42
Diluted earnings (loss) per share                   $(1.37)     $0.40

Basic earnings per share, excluding specified
 charges (Non-GAAP)                                  $0.48      $0.57
Diluted earnings per share, excluding specified
 charges (Non-GAAP)                                  $0.47      $0.53


Reclassified to reflect continuing and discontinued operations

Charles River management believes that non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company's performance. The non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.



    CONTACT: Charles River Laboratories International, Inc.
             Investor Contact:
             Susan E. Hardy, 781-262-7616